EXHIBIT 24.4

                               POWER OF ATTORNEY

         The undersigned director of Apple Suites, Inc., a Virginia corporation (the "Corporation"), hereby constitutes and appoints Glade M. Knight and Stanley
J. Olander, Jr. as the undersigned's true and lawful attorneys-in-fact, with full power and authority to act, either jointly or separately, in the name of the undersigned and on behalf of the undersigned in connection with the offering and registration of the common shares of the Corporation (the "Securities Matters"). Without limiting the scope of the foregoing, the undersigned acknowledges and agrees that each attorney-in-fact named above shall have the authority to take all of the following actions: (1) to execute, in the name of the undersigned, registration statements and other documents (including amendments) relating to the Securities Matters; (2) to file such documents, on behalf of the undersigned, with the United States Securities and Exchange Commission and with state securities commissions; and (3) to perform any and all other acts that are necessary or appropriate to accomplish the foregoing.

Effective Date:   December 15, 1999

                                                    /s/ Robert M. Wily
                                                    ------------------
                                                        Robert M. Wily

                                 MCGUIRE, WOODS
                               BATTLE & BOOTHE LLP

                                One James Center
                              901 East Cary Street
                          Richmond, Virginia 23219-4030
                Telephone/TDD (804) 775-1000 o Fax (804) 775-1061

                               December 21, 1999

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

                               Apple Suites, Inc.

                   Post-Effective Amendment No. 1 to Form S-11

                           Registration No. 333-77055

Gentlemen:

         We are hereby filing via EDGAR Post-Effective Amendment No. 1 to Form S-11 (Registration No. 333-77055) of Apple Suites, Inc. (the "Company").

         Post-Effective Amendment No. 1 is filed solely pursuant to the Company's undertaking on its Form S-11 to consolidate its "sticker supplements" into a post-effective amendment every three months. Consistent with the foregoing, please note that Prospectus Supplement No. 2 and Prospectus Supplement No. 3 (together with the related cover sticker) are marked by the "R" codes as being new in their entirety insofar as the Company's Registration Statement is concerned. The original Prospectus of the Company (dated August 3,
1999) has not been changed and therefore does not bear any "R" codes.

         Should you have any questions regarding this filing, please contact the undersigned at (804) 775-1029.

                                                     Very truly yours,

                                                     /s/ Martin B. Richards
                                                       ---------------------
                                                         Martin B. Richards